Exhibit 99.1

REPAY Reports First Quarter 2019 Financial Highlights and Reaffirms 2019 Outlook

Atlanta, GA – May 21, 2019 – Repay Holdings, LLC, a leading provider of vertically-integrated payment solutions, together with its parent, Hawk Parent Holdings, LLC (together, “REPAY”), today reported financial highlights for the three months ended March 31, 2019.

“Our first quarter results performed ahead of our expectations, with a year-over-year increase in card payment volume and total revenue of approximately 32% and 20%, respectively,” said John Morris, CEO of REPAY. We believe our results demonstrate that we have a competitive position in a growing market that has historically been under penetrated by card payments. We expect to take advantage of this large and growing market by expanding usage of our existing clients while also targeting new clients in existing verticals. In addition, we look to broaden our addressable market through both strategic M&A and expansion into new verticals.”

“We remain excited about the pending merger with Thunder Bridge, and are grateful for the commitment and support we have received from our new PIPE investors,” continued Morris. “We are on track to complete the proposed transactions in the second quarter of this year.”

Financial Highlights for the First Quarter of 2019 Compared to the First Quarter of 2018

●	Card payment volume increased approximately 32% to $2.4 billion from $1.8 billion in the first quarter of 2018.

●	Total revenue increased approximately 20% to $39.2 million from $32.8 million in the first quarter of 2018.

●	Gross Profit increased approximately 31% to $17.9 million from $13.7 million in the first quarter of 2018.

●	Net Income increased to $4.9 million from $0.2 million in the first quarter of 2018.

●	Adjusted EBITDA increased approximately 20% to $11.3 million from $9.4 million in the first quarter of 2018.

Full Year 2019 Outlook

REPAY reaffirms its financial guidance for the full year 2019. The Company expects:

●	Card payment volume of approximately $9.2 billion

●	Total revenue of approximately $159.2 million

●	Gross Profit of approximately $71.6 million

●	Adjusted EBITDA of approximately $44.0 million

Revenue information for the full year 2019 outlook is presented in accordance with Accounting Standards Codification (“ASC”) 605. REPAY expects to adopt a new standard, ASC 606, when financial results for the full year ended December 31, 2019 are reported. Gross profit represents total revenue less interchange and network fees as well as other costs of services. Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” below and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure provided therein.

REPAY previously announced that it had entered into a merger agreement with Thunder Bridge Acquisition, Ltd. (NASDAQ: TBRG) (“Thunder Bridge”) for a proposed business combination. Completion of the proposed business combination is subject to approval by the shareholders of Thunder Bridge and certain other conditions. The proposed business combination is expected to close in the second quarter of 2019.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers.

About Thunder Bridge Acquisition, Ltd.

Thunder Bridge Acquisition, Ltd. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In June 2018, Thunder Bridge consummated a $258 million initial public offering (the “IPO”) of 25.8 million units, each unit consisting of one of the Company’s Class A ordinary shares and one warrant, each warrant enabling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Thunder Bridge’s securities are quoted on the NASDAQ stock exchange under the ticker symbols TBRGU, TBRG, and TBRGW.

Important Information About the Transaction and Where to Find Additional Information

This communication is being made in respect of the proposed business combination between Thunder Bridge and REPAY. In connection with the proposed business combination, Thunder Bridge has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a preliminary proxy statement/prospectus of Thunder Bridge, and will file other documents regarding the proposed transaction with the SEC. After the registration statement is declared effective, Thunder Bridge will mail the definitive proxy statement/prospectus to its shareholders and warrant holders. Before making any voting or investment decision, investors, shareholders and warrant holders of Thunder Bridge are urged to carefully read the preliminary proxy statement/prospectus, and when they become available, the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about Thunder Bridge, REPAY and the proposed business combination. The documents filed by Thunder Bridge with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to Thunder Bridge Acquisition, Ltd., 9912 Georgetown Pike, Suite D203, Great Falls, Virginia 22066, Attention: Secretary, (202) 431-0507.

Participants in the Solicitation

Thunder Bridge and REPAY and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders and warrant holders of Thunder Bridge in favor of the approval of the business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders and warrant holders of Thunder Bridge in connection with the proposed business combination is set forth in the preliminary proxy statement/prospectus. Information regarding Thunder Bridge’s directors and executive officers are set forth in Thunder Bridge’s registration statement on Form S-1, including amendments thereto, and other reports which are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding REPAY’s industry and market sizes, future opportunities for Thunder Bridge, REPAY and the combined company, Thunder Bridge’s and REPAY’s estimated future results and the proposed business combination between Thunder Bridge and REPAY, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the proposed business combination. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Thunder Bridge’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the business combination, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the inability to complete the transactions contemplated by the definitive agreement due to the failure to obtain approval of Thunder Bridge’s shareholders and warrantholders, the inability to consummate the PIPE Investment, the inability to consummate the contemplated debt financing, the failure to achieve the minimum amount of cash available following any redemptions by Thunder Bridge shareholders or the failure to meet The Nasdaq Stock Market’s listing standards in connection with the consummation of the contemplated transactions; costs related to the transactions contemplated by the definitive agreement; a delay or failure to realize the expected benefits from the proposed business combination; risks related to disruption of management time from ongoing business operations due to the proposed business combination; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Thunder Bridge and REPAY or the date of such information in the case of information from persons other than Thunder Bridge or REPAY, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Non-GAAP Financial Measure

REPAY discloses Adjusted EBITDA in this press release because it is a key measure used by its management to evaluate REPAY’s business, measure its operating performance and make strategic decisions. REPAY believes Adjusted EBITDA is useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, or any other operating performance measure calculated in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, depreciation and amortization, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, share-based compensation charges, transaction expenses, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, other taxes, strategic initiative related costs and other non-recurring charges. Using this non-GAAP financial measure to analyze REPAY’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled Adjusted EBITDA or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Net income (loss)	$4,864	$181
Plus:
Interest expense	1,449	1,503
Depreciation and amortization	2,914	2,392
EBITDA	9,227	4,076

Loss on extinguishment of debt	—	—
Non-cash change in fair value of contingent consideration	—	—
Share-based compensation expense(a)	127	219
Transaction expenses(b)	1,686	513
Management fees(c)	100	100
Legacy commission related charges(d)	—	4,168
Employee recruiting costs(e)	15	77
Loss on disposition of property and equipment	—	—
Other taxes(f)	59	173
Strategic initiatives related costs(g)	124	72
Other non-recurring charges(h)	—	47
Adjusted EBITDA	$11,338	$9,446

(a)	Represents compensation expense associated with REPAY’s equity compensation plans.

(b)	Primarily consists of (i) during the three months ended March 31, 2019, professional service fees and other costs in connection with the business combination, and (ii) during the three months ended March 31, 2018, additional transaction related expenses in connection with the acquisitions of PaidSuite, Inc. and PaidMD, LLC and Paymaxx Pro, LLC, which transactions closed in 2017.

(c)	Reflects management fees paid to Corsair pursuant to the management agreement between Corsair and REPAY, which will terminate upon the completion of the business combination.

(d)	Represents payments made to certain employees in connection with significant restructuring of their commission structures. These payments were non-recurring and represented commission structure changes which are not in the ordinary course of business.

(e)	Represents payments made to third-party recruiters in connection with a significant expansion of personnel, which we expect will become more moderate in subsequent periods.

(f)	Reflects franchise taxes and other non-income based taxes.

(g)	Consulting fees relating to our processing services and other operational improvements that were not in the ordinary course, in the aggregate amount of $124,000, and $55,000 are reflected in the three months ended March 31, 2019 and 2018, respectively. Additionally, one-time fees relating to special projects for new market expansion that are not anticipated to continue in the ordinary course of business are reflected in the three months ended March 31, 2018.

(h)	For the three months ended March 31, 2018, consists of litigation expenses related to a dispute with a former customer, which expenses were offset in subsequent periods as a result of its settlement.

This press release includes forecasted 2019 Adjusted EBITDA. REPAY does not provide quantitative reconciliation of such forward-looking, non-GAAP financial measure to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading to investors.

Contact

Investor Relations

ICR

repayIR@icrinc.com

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